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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑ Filed by the registrant

 ☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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On February 10, 2026, Jack in the Box Inc. (the “Company”) issued a press release and letter to the Company’s shareholders, urging shareholders to vote “FOR” all 10 of the Company’s director nominees at the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”).

Also on February 10, 2026, the Company issued a letter to franchisees and a letter to employees, each related to the Annual Meeting.

A copy of the press release and letter to shareholders is attached hereto as Exhibit A. A copy of the letter to franchisees and letter to employees are attached hereto as Exhibit B and Exhibit C, respectively.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “Proxy Statement”) and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders are able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at https://investors.jackinthebox.com/financials/sec-filings/.